Exhibit 99.2(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Legal Counsel” within the Statement of Additional Information and to the use of our report dated October 26, 2010 in the Pre-Effective Amendment No. 2 of the Registration Statement (Form N-2 No. 333-169122 and No. 811-22463) of Ironwood Institutional Multi-Strategy Fund, LLC.

/s/ Ernst & Young LLP

Philadelphia, PA
October 27, 2010